As filed with the Securities and Exchange Commission on July 7, 2022

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRULIEVE CANNABIS CORP.

(Exact name of registrant as specified in its charter)

British Columbia	2833	84-2231905
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6749 Ben Bostic Road

Quincy, FL 32351

(850) 480-7955

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim Rivers

Chairman and Chief Executive Officer

Trulieve Cannabis Corp.

6749 Ben Bostic Road

Quincy, FL 32351

(850) 480-7955

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Eric Powers, Esq. Trulieve Cannabis Corp. 6749 Ben Bostic Road Quincy, FL 32351 (850) 480-7955	Christopher P. Giordano Penny Minna DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	Derek Siegel DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto, Ontario M5X 1E2 Canada (212) 335-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☒

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings, which we are filing to provide us with flexibility in our future financing opportunities; and

•

a resale prospectus covering the resale from time to time by the selling shareholder named in such resale prospectus or such selling shareholder as may be named in one or more prospectus supplements of up to 72,288,199 subordinate voting shares, no par value (“Subordinate Voting Shares”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus.

PROSPECTUS

TRULIEVE CANNABIS CORP.

Subordinate Voting Shares

Multiple Voting Shares

Debt Securities

Warrants

Rights

Units

Subordinate Voting Shares

Offered by the Selling Shareholders

We may offer and sell the securities identified above, and the selling shareholder (“Selling Shareholders”) may offer and sell subordinate voting shares, no par value (“Subordinate Voting Shares”), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Subordinate Voting Shares by the Selling Shareholder.

Each time we or any of the Selling Shareholder offer and sell securities, we or such Selling Shareholder will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the Selling Shareholder, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Shareholder may offer and sell shares of our Subordinate Voting Shares from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Subordinate Voting Shares.

Our Subordinate Voting Shares are quoted on the Canadian Securities Exchange (“CSE”), under the symbol “TRUL” and on the OTCQX Best Market under the symbol “TCCNF.” The last reported sale price of our Subordinate Voting Shares on the CSE on July 6, 2022 was C$16.68 per share and on the OTCQX Best Market on July 6, 2022 was $12.89 per share.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we or any Selling Shareholder to be named in a prospectus supplement may sell, at any time and Shareholders may, from time to time, sell the shares in one or more offerings as described in this prospectus. When the Selling Shareholders offer and sell the shares, we or the Selling Shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.”

Neither we nor the Selling Shareholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of the date of such prospectus, regardless of its time of delivery or any sale of Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Shareholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

We have not done anything that would permit a public offering of the Subordinate Voting Shares or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Subordinate Voting Shares and the distribution of this prospectus outside of the United States.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully.

Unless the context otherwise requires, the terms “Trulieve,” “we,” “us” and “our” in this prospectus refer to Trulieve Cannabis Corp. and its subsidiaries, and “this offering” refers to the offering contemplated by this prospectus.

SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Subordinate Voting Shares. You should read the following “Trulieve,” “our company,” “the Company,” “we,” “us” and “our” in this prospectus refer to Trulieve Cannabis Corp. and its subsidiaries.

Overview

Trulieve is a vertically integrated cannabis company and multi-state operator which currently holds licenses to operate in ten states and has received notice of intent to award a license in an eleventh state. Headquartered in Quincy, Florida, we are the market leader for quality medical cannabis products and services in Florida and we have market leading retail operations in Arizona and Pennsylvania. By providing innovative, high-quality products across our brand portfolio, we aim to be the brand of choice for medical and adult-use customers in all of the markets that we serve. We operate in highly regulated markets that require expertise in cultivation, manufacturing, retail and logistics. We have developed proficiencies in each of these functions and are committed to expanding access to high quality cannabis products and delivering exceptional customer experiences.

All of the states in which we operate have adopted legislation to permit the use of cannabis products for medicinal purposes to treat specific conditions and diseases, which we refer to as medical cannabis. Recreational marijuana, or adult-use cannabis, is legal marijuana sold in licensed dispensaries to adults ages 21 and older. Thus far, of the states in which we operate, Arizona, California, Colorado, Connecticut, Massachusetts, and Nevada have adopted legislation permitting the commercialization of adult-use cannabis products. Trulieve operates its business through its directly and indirectly owned subsidiaries that hold licenses and have entered managed service agreements in the states in which they operate. As of May 5, 2022, we operated 165 dispensaries, with 115 dispensaries in Florida, 19 affiliated dispensaries in Pennsylvania, 17 dispensaries in Arizona, five dispensaries in California, three dispensaries in Maryland, three dispensaries in Massachusetts, two dispensaries in West Virginia and one dispensary in Connecticut, and we operated cultivation and processing facilities in Arizona, Colorado, Florida, Maryland, Massachusetts, Nevada, Pennsylvania, and West Virginia. As of May 5, 2022, we employed over 9,000 people and we are committed to providing patients and adult consumers, which we refer to herein as “customers,” a consistent and welcoming retail experience across Trulieve branded stores and affiliated retail locations.

Our business and operations center around the Trulieve brand philosophy of “Customers First” which permeates our culture beginning with high- quality and efficient cultivation and manufacturing practices, focus on the consumer experience at Trulieve branded and affiliated retail locations, at our in-house call center and where available at customer residences through a robust home delivery program. Our investments in vertically integrated operations in several of our markets afford us ownership of the entire supply chain which mitigates third-party risks and allows us to completely control product quality and brand experience. We believe that this is contributive to high customer retention and brand loyalty. We successfully operate our core business functions of cultivation, production and distribution at scale, and are skilled at rapidly increasing capacity without any interruption to existing operations.

Trulieve has identified five regional geographic hubs in the U.S. and has established cannabis operations in three of the five hubs: Southeast, Northeast, and Southwest. In each of our three regional hubs we have market leading positions in cornerstone states and additional operations and assets in other state markets. Our hubs are managed by national and regional management teams supported by our corporate headquarters in Florida.

Southeast Hub

Our southeast hub operations are anchored by our cornerstone market of Florida. Trulieve was the first licensed operator in the medical market in Florida with initial sales in 2016. Publicly available reports filed with the Florida Office of Medical Marijuana Use show Trulieve has the most dispensing locations and the greatest dispensing volume across product categories out of all licensed medical marijuana businesses in the state as of December 31, 2021. Trulieve cultivates and produces all of its products in-house and distributes those products to customers in Trulieve branded stores (dispensaries) throughout Florida, as well as via home delivery.

In accordance with Florida law, Trulieve grows all of its cannabis in secure enclosed indoor facilities and greenhouse structures. In furtherance of our customer-first focus, we have developed a suite of Trulieve branded products, including flower, edibles, vaporizer cartridges, concentrates, topicals, capsules, tinctures, dissolvable powders, and nasal sprays. This wide variety of products gives customers the ability to select the product that consistently delivers the desired effect and in their preferred method of delivery. These products are delivered to customers statewide in Trulieve-branded retail stores and by home delivery.

In Georgia, Trulieve received a Notice of Intent to award a Class 1 Production License from the Georgia Access to Medical Cannabis Commission in July 2021. The Notice of Intent to award is a notice of the Georgia Access to Medical Cannabis Commission’s expected contract award to Trulieve GA pending resolution of a protest process. If the contract is awarded, Trulieve GA will hold one of two Class 1 Production Licenses in the state and will be permitted to cultivate cannabis for the manufacture of low tetrahydrocannabinol (“THC”) oil.

Northeast Hub

Our northeast hub operations are anchored by our cornerstone market of Pennsylvania.

We conduct cultivation, processing, and retail operations through its direct and indirect subsidiaries with permits for retail operations and grower/processor operations in Pennsylvania. These subsidiaries operate cultivation and processing facilities in McKeesport, Reading, and Carmichael, Pennsylvania to support our affiliated network of retail dispensaries and wholesale distribution network across the state.

In Maryland, operate three medical dispensaries and conducts wholesale sales supported by cultivation and processing in Hancock, Maryland.

We operate three retail dispensaries in Massachusetts, serving medical patients and adult use customers in Northampton and adult use customers in Worcester and Framingham. Our retail operations are supported by cultivation and manufacturing operations in Holyoke. We commenced wholesale sales in September 2021. Trulieve was the first to offer sales of clones supporting home grow for residents in the Massachusetts market in August 2021.

We operate a medical cannabis dispensary located in Bristol, Connecticut. Under Connecticut’s adult-use cannabis legislation, which was enacted July 1, 2021, Trulieve can seek regulatory approval to expand sales at this dispensary to include adult use sales.

We operate two medical dispensaries in Morgantown and Weston, West Virginia, supported by cultivation and processing operations in Huntington, West Virginia. Trulieve has been awarded and has acquired permits to operate up to a total of ten dispensaries in West Virginia.

Southwest Hub

Our southwest hub operations are anchored by our cornerstone market of Arizona. In Arizona, Trulieve holds a market-leading position, offering medical and adult use customers a wide range of branded and third-party products, including brand partner products, as well as offering wholesale across the state. We also serve medical and adult use customers in California. Trulieve conducts wholesale operations in Nevada and Colorado, serving the medical and adult use markets in each state.

Cultivation and Processing Capacity

Trulieve produces high quality cannabis flower for direct consumption and uses a variety of processes to transform this high-quality biomass into the extensive portfolio of products sold in our stores and in our wholesale channels. Our prominence in our cornerstone market of Florida demonstrates the quality and affordability of the product we produce at scale. With a focus on replicable, scalable operations, we have detailed design standards, standard operating procedures, and training protocols that are employed across cultivation sites to achieve a high level of consistency and quality.

In our cornerstone market of Florida, Trulieve cultivates, processes, and manufactures all cannabis products sold in our Florida dispensaries. In other markets including Arizona, Maryland, Massachusetts, Pennsylvania, and West Virginia, we have achieved varying percentages of vertical integration with cultivation and processing operations to support our retail and wholesale businesses. Trulieve invests in a large number of in-house quality personnel as well as testing laboratories, both of which allow us to control quality in all aspects of our business while operating at scale.

We utilize various extraction techniques including super critical ethanol extraction, carbon dioxide extraction, hydrocarbon extraction, and mechanical separation. We have invested in light hydrocarbon extraction processes, allowing for concentrates that preserve the natural ratios of cannabinoids, terpenes, and other target compounds to better replicate the flower experience. Light hydrocarbon extraction also offers the benefit of greater extraction yields in many cases. In addition, we own CO2 extraction, distillation, purification and manufacturing technology used to produce a line of cannabis topicals and vapes featuring cannabinoids as well as a hemp-derived product line sold in Colorado.

Marketing and Community Outreach

Trulieve’s marketing strategies are developed to maximize the unique opportunities of the markets in which we operate.

In medical markets, our marketing efforts are centered around education and outreach for physicians and medical patients. Our educational materials are designed to help physicians understand cannabinoid science, the high standards pursuant to which our plants are cultivated, the processes required for regulatory compliance, and how our products provide relief for their patients. Our dedicated physician education team delivers in-person outreach to hundreds of physicians each month as well as immediate phone support through a dedicated physician education team in our call center. Patients primarily learn about us through their physicians, patient-centric community events, and digital marketing. We participate in dozens of outreach and community events on a monthly basis. An engaged audience is captured through our digital content marketing and via multiple popular social media platforms.

In adult use markets, our marketing efforts drive awareness of the Trulieve brand as well as our branded product portfolio directly to the end customer. Our marketing towards customers who are more familiar with cannabis products requires different strategies that inspire, tap into relevant cultural moments in their lives, build community as well as educate on our products’ uniqueness versus our competitors.

A core element of our strategy centers around the distribution of branded products through our retail locations and wholesale channels. We strive to set a high standard for excellence and deliver excellent customer experiences in our retail locations. We have developed and acquired a portfolio of our own branded retail products that we cultivate, manufacture and distribute in our regional hubs. Trulieve brands include premium tier brands Avenue, Cultivar Collection, and Muse; mid-tier brands Modern Flower, Alchemy, Momenta, and Sweet Talk, and value tier brands Co2lors, Loveli, and Roll One. We have a dedicated research and development team focused on product development and technological innovation. Our R&D team evaluates new technologies and performs rigorous testing prior to recommending new products for introduction into production. The team monitors developments in the fast-paced cannabis industry and adjacent industries to help us remain competitive.

We have also developed relationships with brand partners that allow for the sale of partner branded products in select markets and retail locations. Brand partnerships include arrangements with Bellamy Brothers, Bhang, Binske, Black Tuna, Blue River, Connected, El Blunto, Love’s Oven, Moxie, SLANG, and Sunshine Cannabis.

It is our goal to generate brand loyalty by providing customers with industry-leading branded products and superior service in an appealing, approachable setting. We accomplish this goal through several key strategies: training; branded store experiences; brand awareness; multiple channels of distribution; our loyalty program; and 360 brand activation that builds community across platforms.

Customer experience is an area of significant focus for Trulieve. We employ and continuously improve numerous training programs and methods to provide our front-line workers with the resources and information they need to provide customers with an excellent experience across all Trulieve locations. We offer specialized management training so there is daily reinforcement of customer experience best practices.

As part of our customer centric approach, in select markets we offer various purchase options, including phone ordering, online ordering, home delivery, and in store.

Our Truliever loyalty program provides customers the ability to earn points for dollars spent and receive discounts when their points exceed specified thresholds. Trulievers are also the first to be informed about special discounts or limited product releases and they are invited to exclusive promotions and events. We understand each consumer has unique communication preferences and capabilities. As such, we engage with customers and physicians through a variety of methods including email, text, social media and online chat. In all markets, we engage with various communities who may benefit, such as veterans, seniors, organizations that serve qualifying populations, and various health and wellness groups. Search engine optimization of our website also captures potential customers researching the benefits of medical marijuana, which offers another pathway to informative materials about therapeutic uses of cannabis, our products and how to legally access them.

Key Business Objectives

Trulieve will continue to focus on achieving our vision and mission to be a leading customer-focused cannabis brand in the U.S., with depth in select markets with favorable attributes relative to our strategic vision. We aim to provide the highest level of cannabis products and customer experience through authentic and reciprocal relationships.

Our strategic priorities include the following:

(1)	Developing exceptional customer experiences and building brand loyalty through elevated retail experiences, high quality cannabis products, and customer-first approach;

(2)	Continuing to execute on our hub strategy by:

a.	Building additional scale and depth in our cornerstone markets of Arizona, Florida, and Pennsylvania;

b.	Expanding operations as appropriate in new and existing markets; and

c.	Pursuing organic license awards and strategic acquisition opportunities;

(3)	Distributing branded products through branded retail locations and wholesale network by:

a.	Expanding distribution of branded products through branded retail locations;

b.	Converting acquired, affiliated, and/or operated retail locations to Trulieve branded retail; and

c.	Developing and expanding wholesale channels with initial emphasis on Arizona, Massachusetts, Maryland, and Pennsylvania markets;

(4)	Innovating across product and consumer categories with a continued focus on meeting patient and customer needs;

(5)	Investing in infrastructure and support for future growth; and

(6)	Focusing on profitable growth and prudent capital allocation.

Implications of Being an Emerging Growth Company

Our principal executive offices are located at 6749 Ben Bostic Road, Quincy, Florida, 32351 and our telephone number is (850) 480-7955. We maintain a website at http://www.trulieve.com. The information contained on, or accessible through, our website is not part of this prospectus. Our periodic and current reports are available, free of charge, after the material is electronically filed with, or furnished to, the Canadian securities regulators on SEDAR, at www.sedar.com. We have filed with the SEC registration statements on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the Subordinate Voting Shares to be sold in this offering. For further information about us and our Subordinate Voting Shares, you may refer to the registration statement. You may read, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC on the internet website maintained by the SEC at http://www.sec.gov.

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

(1)

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

(2)	an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;

(3)	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

(4)	exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

(5)

an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We expect to take advantage of some or all of the reduced reporting and other requirements that will be available to us as long as we qualify as an emerging growth company. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions, if we:

(1)	have $1.07 billion or more in annual revenue in a fiscal year;

(2)	issue more than $1.0 billion of non-convertible debt during any three-year period; or

(3)

become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur as of the end of our fiscal year where: (i) we have filed at least one annual report pursuant to the Exchange Act; (ii) we have been a company reporting with the Securities and Exchange Commission (the “SEC”) for at least 12 months; and (iii) the market value of shares of our Subordinate Voting Shares that are held by non-affiliates equals or exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter.

We expect to cease to be an emerging growth company in the 2022 calendar year by December 31, 2022, and to be required to comply with certain heightened reporting requirements commencing in 2023. Fulfilling our obligations incident to being a public company, including compliance with the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

RISK FACTORS

Investing in our Subordinate Voting Shares involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K, as may be updated by our subsequent filings under the Exchange Act that are incorporated by reference into this prospectus, including Quarterly Reports on Form 10-Q, together with the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition or results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the illegality of cannabis under federal law; the uncertainty regarding the regulation of cannabis in the U.S.; the effect of constraints on marketing our products; the risks related to the newness of the cannabis industry; the effect of risks due to industry immaturity; the risk we may not be able to grow our product offerings and dispensary services; the effect of risks related to material acquisitions, investments, dispositions and other strategic transactions; the effect of risks related to growth management; the effect of restricted access to banking and other financial services by cannabis businesses and their clients; our ability to comply with potential future FDA regulations; the effect of restrictions under U.S. border entry laws; the effect of heightened scrutiny that we may face in the U.S. and Canada and the effect it could have to further limit the market of our securities for holders in the U.S.; our expectation that we will incur significant ongoing costs and obligations related to our infrastructure, growth, regulatory compliance and operations; the effect of a limited market for our securities for holders in the U.S.; the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 pandemic; our ability to locate and obtain the rights to operate at preferred locations; the effect of unfavorable tax treatment for cannabis businesses; the effect of taxation on our business in the U.S. and Canada; the effect of the lack of bankruptcy protections for cannabis businesses; the effect of risks related to being a holding company; our ability to enforce our contracts; the effect of intense competition in the cannabis industry; our ability to obtain cannabis licenses or to maintain such licenses; the risks our subsidiaries may not be able to obtain their required licenses; our ability to accurately forecast operating results and plan our operations; the effect of agricultural and environmental risks; our ability to adequately protect our intellectual property; the effect of risks of civil asset forfeiture of our property; the effect of risks related to ineffective internal controls over financial reporting; the effect of risks related to a known material weakness in our internal control over financial reporting; our dependency on key personnel; the risks of a greater likelihood of an IRS audit of cannabis-related businesses; the effect of product liability claims; the effect of unfavorable publicity or consumer perception; the effect of product recalls; potential criminal prosecution or civil liabilities under RICO; the effect of security risks related to our products and our information technology systems; the effect of risks related to misconduct by our service providers and business partners; the effect of risks related to labor union activity; the effect of risks related to our products; the effect of risks related to our significant indebtedness; our ability to obtain adequate insurance coverage; the effect of risks related to key utility services on which we rely; the possibility of no positive return on our securities; the effect of additional issuances of our securities in the future; the effect of sales of substantial amounts of our shares in the public market; volatility of the market price and liquidity risks on our shares; the lack of sufficient liquidity in the markets for our shares; the increased costs as a result of being a U.S. reporting company; the effect of being an “emerging growth company.”

The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, with respect to expectations and assumptions concerning: (i) receipt and/or maintenance of required licenses and third party consents; and (ii) the success of our operations, are based on estimates prepared by us using data from publicly available governmental sources, as well as from market research and industry analysis, and on assumptions based on data and knowledge of this industry that we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The current marijuana industry involves risks and uncertainties and are subject to change based on various factors. Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the risks described above and other factors beyond our control, as more particularly described under the headings “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and contained in or incorporated by reference into any prospectus supplement and other matters described herein generally.

Consequently, all forward-looking statements made in this prospectus and any prospectus supplement are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this prospectus and any prospectus supplement should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on our behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

USE OF PROCEEDS

We intend to use the net proceeds from any sale of the securities as set forth in the applicable prospectus supplement. All of the shares of our Subordinate Voting Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

General

We are authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares. The outstanding capital stock as of May 5, 2022 consists of: (i) 135,001,544 Subordinate Voting Shares, (ii) 49,217,899 Multiple Voting Shares and (iii) zero Super Voting Shares.

Subordinate Voting Shares

Voting Rights. Holders of the Subordinate Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.

Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Subordinate Voting Shares. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Subordinate Voting Shares consist of the following special rights and restrictions included in Article 27 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Subordinate Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Subdivision or Consolidation.

Dividends. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares.

Liquidation, Dissolution or Winding-Up. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares ranking in priority to the Subordinate Voting Shares, entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Rights to Subscribe; Pre-Emptive Rights. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.

Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Multiple Voting Shares

Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted (100 votes per Multiple Voting Share based on the current conversion ratio).

Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, we may not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Multiple Voting Shares. In connection with the exercise of the voting rights relating to any proposed alteration of rights, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share held. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Multiple Voting Shares consist of the following special rights and restrictions included in Article 29 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Multiple Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Conversion.

Dividends. Holders of Multiple Voting Shares have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the conversion ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend may be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of Trulieve, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, holders of Multiple Voting Shares, subject to the prior rights of the holders of any shares ranking in priority to the Multiple Voting Shares, are entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

Rights to Subscribe; Pre-Emptive Rights. Holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.

Conversion. Subject to the conversion restrictions described below, holders of Multiple Voting Shares Holders have the following conversion rights:

i.

Right to Convert. Each Multiple Voting Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the conversion ratio applicable to such share in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “conversion ratio” for Multiple Voting Shares is 100 Subordinate Voting Shares for each Multiple Voting Share, subject to adjustment as described below.

ii.

Conversion Limitations. The Company is to use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act). Accordingly, the Company shall not affect any conversion of Multiple Voting Shares, and holders of Multiple Voting Shares may not convert any portion of the Multiple Voting Shares to the extent that after giving effect to all permitted issuances after such conversions of Multiple Voting Shares, the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents would exceed 40% (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions (the “FPI Protective Restriction”); provided the board of directors may, by resolution, increase the 40% Threshold to an amount not to exceed 50%. We previously ceased to qualify as a foreign private issuer when the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents exceeded 50% of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding. Because the 40% Threshold has been exceeded and the Company ceased to qualify as a foreign private issuer, the Company’s board of directors adopted a resolution in June 2020 permitting Multiple Voting Shares to convert into Subordinate Voting Shares at the election of each holder of Multiple Voting Shares.

iii.

Mandatory Conversion. We may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable conversion ratio if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares):

a.

the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended;

b.	the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

c.

the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the CSE or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).

Because we are not registering for resale the Subordinate Voting Shares issuable upon conversion of all of the Multiple Voting Shares, we do not currently plan to require each holder of Multiple Voting Shares to convert their Multiple Voting Shares into Subordinate Voting Shares. Following any mandatory conversion of the Multiple Voting Shares, there will be a substantial increase in the number of outstanding Subordinate Voting Shares, which will result in dilution to existing holders of our Subordinate Voting Shares.

iv.

Anti-Dilution. The Multiple Voting Shares are subject to standard anti-dilution adjustments in the event the Company declares a distribution to holders of Subordinate Voting Shares, effects a recapitalization of the Subordinate Voting Shares, issues Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares, or subdivides or consolidates the outstanding Subordinate Voting Shares. In the event such an anti-dilution adjustment occurs, it shall be effected by adjusting the conversion ratio applicable to the Multiple Voting Shares at such time. As a result, holders of Multiple Voting Shares shall be entitled to (i) a proportionate share of any distribution as though they were holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for determination of the holders of Subordinate Voting Shares entitled to receive such distribution and (ii) receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled in connection with a recapitalization or stock split.

v.

No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any share or shares of Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share.

Super Voting Shares

We have no Super Voting Shares outstanding. All of our outstanding Super Voting Shares automatically converted into Multiple Voting Shares on March 21, 2021 and, following that conversion, we may not issue additional Super Voting Shares.

Transfer Agent and Registrar

The transfer agent and registrar for our Subordinate Voting Shares and Multiple Voting Shares is Odyssey Trust Company.

DESCRIPTION OF DEBT SECURITIES

As used in this section only, references to “we,” “our” and “us” refer to Trulieve Cannabis Corp., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise. The following description, together with the additional information we include in the applicable prospectus supplement or any applicable free writing prospectus, sets forth certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, including the terms of any related guarantees. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any debt securities offered by means of this prospectus will be issued under an indenture, as amended or supplemented from time to time (the “Indenture”), between us and such trustee (as defined below) as we may appoint. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into.

General

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to debt securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

•

the specific designation of the debt securities; any limit on the aggregate principal amount of the debt securities; the date or dates, if any, on which the debt securities will mature and the portion (if less than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the debt securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•	the covenants applicable to the debt securities;

•	the terms and conditions for any conversion or exchange of the debt securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the debt securities of the series will be senior or will be subordinated to the prior payment of our other liabilities and obligations;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities which are in bearer form and as to exchanges between registered form and bearer form;

•

whether the debt securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the Depositary (as defined below) for such registered Global Securities;

•

the denominations in which registered debt securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer debt securities will be issuable, if other than $5,000;

•	each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	each office or agency where payments on the debt securities will be made and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the debt securities;

•	any index, formula or other method used to determine the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities; and

•	any other terms, conditions, rights or preferences of the debt securities which apply solely to the debt securities.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Each series of debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of debt securities may be convertible into or exchangeable for Subordinate Voting Shares, Multiple Voting Shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of Subordinate Voting Shares, Multiple Voting Shares or other securities to be received by the holders of such series of debt securities would be subject to adjustment.

To the extent any debt securities are convertible into Subordinate Voting Shares, Multiple Voting Shares or other securities, prior to such conversion the holders of such debt securities will not have any of the rights of holders of the securities into which the debt securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of Odyssey Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. To permit registrations of transfers and exchanges, the trustee will authenticate debt securities pursuant to the terms and conditions of the Indenture.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Governing Law

The Indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York. Notwithstanding the preceding sentence, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable thereto.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Subordinate Voting Shares or Multiple Voting Shares. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements made in this section relating to the warrants are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders to purchase shares of our Subordinate Voting Shares or other securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The statements made in this section relating to the rights are summaries only. These summaries are not complete. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable rights agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

The applicable prospectus supplement will describe the terms of the rights in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the aggregate number of shares of our Subordinate Voting Shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of federal income tax considerations; and

•	any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of our Subordinate Voting Shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Subordinate Voting Shares or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, as a single security only, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The applicable prospectus supplement will describe the terms of the units in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of federal income tax considerations; and

•	any other terms of the units and their constituent securities.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX

CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of (i) Warrants and (ii) Subordinate Voting Shares, Multiple Voting Shares, and Super Voting Shares (“Shares”) that are applicable to U.S. Holders and certain Non-U.S. Holders (as defined below), that own Warrants or Shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code (“Treasury Regulations”), administrative pronouncements or practices and judicial decisions, all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the IRS. No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary assumes that the Warrants and Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), in the hands of the holder at all relevant times.

This summary does not address U.S. federal income tax consequences to holders subject to special rules, including holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold the Warrants or Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire the Warrants or Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; or (viii) are U.S. expatriates. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Warrants or Shares or the impact of the alternative minimum tax.

If an entity classified as a partnership for U.S. federal income tax purposes holds the Warrants or Shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and on the activities of the partner and the partnership. A person that is a partner of an entity classified as a partnership for U.S. federal income tax purposes where such entity holds the Warrants or Shares is urged to consult its tax advisor.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS OR SHARES.

U.S. Holders

The discussion in this section is addressed to a holder of Warrants or Shares that is a “U.S. Holder” for U.S. federal income tax purposes. As used herein, “U.S. Holder” means a beneficial owner of Warrants or Shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof, including any State thereof and the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Tax Classification of Trulieve Company as a U.S. Domestic Corporation

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, Trulieve, which is incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. However, Section 7874 of the Code, provides an exception to this general rule, under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex and there is limited guidance regarding their application.

Under Section 7874, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation or partnership (including through the acquisition of all of the outstanding shares or interests of the U.S. corporation or partnership (including a limited liability company classified as a partnership)); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities; and (iii) after the acquisition, the former shareholders or owners of the acquired U.S. corporation or partnership hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares or interest in the U.S. acquired corporation or partnership (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s or partnership’s shares or interests) as determined for purposes of Section 7874 (this test is referred to as the “80% ownership test”).

For purposes of Section 7874, the Trulieve believes that the three conditions described above have been met by reason of the RTO, and Trulieve has taken the position that it is treated as a U.S. domestic corporation for U.S. federal income tax purposes. A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all the possible tax consequences that arise from Trulieve being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to Trulieve that are not discussed in this summary. If Trulieve were to be treated as a non-U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes, including both U.S. federal corporate income tax and a branch profits tax.

Generally, Trulieve will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. Trulieve is subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of Trulieve as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of Trulieve in Canada. Accordingly, it is possible that Trulieve will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. and Canadian tax treatment will continue indefinitely and that the Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.

Tax Considerations for U.S. Holders

Exercise, Sale, Redemption or Expiration of Warrant

Generally, no U.S. federal income tax will be imposed upon the U.S. Holder of a Warrant upon exercise of such Warrant to acquire Shares. A U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was paid for or allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the U.S. Holder plus the exercise price paid, and the holding period of the Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the U.S. Holder held the Warrant.

In general, if you are a U.S. Holder of a Warrant, you will recognize gain or loss upon the sale or other taxable disposition of the Warrant (provided that the Shares to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the U.S. Holder) in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the Warrant. If a Warrant lapses without exercise, the U.S. Holder will generally realize a capital loss equal to its tax basis in the Warrant.

Prospective U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Trulieve does not anticipate declaring or paying dividends to holders of Shares in the foreseeable future. However, if Trulieve decides to make any such distributions, such distributions with respect to Shares will be taxable as dividend income when paid to the extent of Trulieve’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Trulieve Shares exceeds its current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Shares, and thereafter as a capital gain which will be a long-term capital gain if the U.S. Holder has held such stock at the time of the distribution for more than one year. Distributions on the Shares constituting dividend income paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction, subject to various limitations. Distributions on the Shares constituting dividend income paid to U.S. Holders that are individuals may qualify for the reduced rates applicable to qualified dividend income.

Sale or Redemption

A U.S. Holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend) or other disposition of the Shares equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in the Shares so disposed. Such capital gain or loss will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Additional Tax on Net Investment Income

Certain U.S. Holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, dividends on, and capital gains from the sale or other disposition of, the stocks and securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of Shares and Warrants.

Foreign Tax Credit Limitations

Because Trulieve is subject to tax both as a U.S. domestic corporation and as a Canadian corporation, a U.S. Holder may pay, through withholding, Canadian tax, as well as U.S. federal income tax, with respect to dividends paid on its Shares. For U.S. federal income tax purposes, a U.S. Holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Complex limitations apply to the foreign tax credit, including a general limitation that the credit cannot exceed the proportionate share of a taxpayer’s U.S. federal income tax that the taxpayer’s foreign source taxable income bears to the taxpayer’s worldwide taxable income. In applying this limitation, items of income and deduction must be classified, under complex rules, as either foreign source or U.S. source. The status of Trulieve as a U.S. domestic corporation for U.S. federal income tax purposes will cause dividends paid by Trulieve to be treated as U.S. source rather than foreign source income for this purpose. As a result, a foreign tax credit may be unavailable for any Canadian tax paid on dividends received from Trulieve. Similarly, to the extent a sale or disposition of Warrants or Shares by a U.S. Holder results in Canadian tax payable by the U.S. Holder (for example, because the Warrants or Shares constitute taxable Canadian property within the meaning of the Tax Act), a U.S. foreign tax credit may be unavailable to the U.S. Holder for such Canadian tax. In each case, however, the U.S. Holder may be able to take a deduction for the U.S. Holder’s Canadian tax paid, provided that the U.S. Holder has not elected to credit other foreign taxes during the same taxable year. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding these rules.

Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Warrants or Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of Warrants or Shares payable to a U.S. Holder that is not an exempt recipient, such as a corporation. Certain U.S. Holders may be subject to backup withholding with respect to the payment of dividends on Shares and to certain payments of proceeds on the sale or redemption of Warrants or Shares unless such U.S. Holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. Holder is allowable as a credit against such U.S. Holder’s U.S. federal income tax, which may entitle the U.S. Holder to a refund, provided that the U.S. Holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a U.S. Holder who is required to furnish information but does not do so in the proper manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Non-U.S. Holders

The discussion in this section is addressed to holders of Warrants and Shares that are “Non-U.S. Holders” that do not hold Warrants or Shares in connection with the conduct of a trade or business in the United States. For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Warrants or Shares that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Holders

Exercise, Sale or Redemption of Warrant

Generally, no U.S. federal income tax will be imposed upon the Non-U.S. Holder of a Warrant upon exercise of such Warrant to acquire Shares. A Non-U.S. Holder’s tax basis in a Warrant will generally be the amount of the purchase price that was allocated to the Warrant. Upon exercise of a Warrant, the tax basis of the Shares acquired thereby would be equal to the sum of the tax basis of the Warrant in the hands of the Non-U.S. Holder plus the exercise price paid, and the holding period of the Shares would begin on the date following the date that the Warrant is exercised (or possibly the date of exercise) and will not include the period during which the Non-U.S. Holder held the Warrant.

In general, if you are a Non-U.S. Holder of a Warrant, the tax consequences of the sale or redemption of a Warrant should be the same as described below under “—Sale or Redemption” related to the sale or redemption of Shares.

Prospective Non-U.S. Holders should consult their tax advisors regarding the tax consequences of acquiring, holding, exercising and disposing of Warrants.

Distributions

Generally, distributions treated as dividends as described above under “Tax Considerations for U.S. Holders—Distributions” paid to a Non-U.S. Holder of Shares will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E, or other applicable documentation, certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation for a reduced treaty rate, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Redemption

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Shares unless:

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Shares constitute a U.S. real property interest, or USRPI, by reason of Trulieve’s status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the second bullet point above, Trulieve believes it currently is not, and does not anticipate becoming, a United States real property holding corporation (“USRPHC”). Because the determination of whether Trulieve is a USRPHC depends, however, on the fair market value of Trulieve’s United States real property interests (“USRPIs”) relative to the fair market value of Trulieve’s non-U.S. real property interests and other business assets, there can be no assurance Trulieve currently is not a USRPHC or will not become one in the future. Even if Trulieve is or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of Shares will not be subject to U.S. federal income tax if the Shares are “regularly traded”, as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of the Shares throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on the Shares will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Shares paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of the Warrants or Shares within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of Warrants or Shares conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, the Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners”, as defined in the Code, or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Warrants and Shares on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in Warrants or Shares.

SELLING SHAREHOLDERS

Selling Shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If this prospectus is used by Selling Shareholders for the resale of any securities registered under this registration statement pursuant to a registration rights agreement between us and such Selling Shareholders or otherwise, information about such Selling Shareholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement.

PLAN OF DISTRIBUTION

We or Selling Shareholders may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or Selling Shareholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or Selling Shareholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	the name or names of the Selling Shareholder, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us or any Selling Shareholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or Selling Shareholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we, a Selling Shareholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We or Selling Shareholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or Selling Shareholders may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Selling Shareholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

All securities we may offer, other than Subordinate Voting Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by DLA Piper (Canada) LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by DLA Piper (US) LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Trulieve for the year ended December 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements appearing in Registration Statements for each of the years in the two-year period ended December 31, 2020, have been audited by MNP LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available by accessing our website at www.trulieve.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, the applicable prospectus supplement or any applicable free writing prospectus or incorporated into any other filing that we submit to the SEC.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained as described in the previous paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022;

•	our Quarterly Report on Form 10-Q for our quarter ended March 31, 2022, filed with the SEC on May 12, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2022 (except with respect to Item 7.01), April 5, 2022 and June 10, 2022; and

•

the description of our Subordinate Voting Shares contained in our Registration Statement on Form 8-A, registering our Subordinate Voting Shares under Section 12(b) under the Exchange Act, filed with the SEC on February 2, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Trulieve Cannabis Corp., 6749 Ben Bostic Road, Quincy, Florida 32351.

PROSPECTUS

TRULIEVE CANNABIS CORP.

72,288,199 Subordinate Voting Shares

This prospectus relates to the sale or other disposition from time to time of up to 72,288,199 subordinate voting shares, no par value (“Subordinate Voting Shares”) by the selling shareholders named in this prospectus (“Selling Shareholders”). We are not selling any Subordinate Voting Shares under this prospectus and will not receive any of the proceeds from the sale of Subordinate Voting Shares by the Selling Shareholders.

The Selling Shareholders may sell or otherwise dispose of the Subordinate Voting Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell or otherwise dispose of the Subordinate Voting Shares covered by this prospectus in the section entitled “Plan of Distribution” beginning on page 28. We provide more information about the Selling Shareholders and how they may sell or otherwise dispose of their Subordinate Voting Shares in the sections entitled “Selling Shareholders” and “Plan of Distribution” on pages 19 and 28, respectively, of this prospectus. The Selling Shareholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the Subordinate Voting Shares with the SEC.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Subordinate Voting Shares.

Our Subordinate Voting Shares are quoted on the Canadian Securities Exchange (“CSE”), under the symbol “TRUL” and on the OTCQX Best Market under the symbol “TCCNF.” The last reported sale price of our Subordinate Voting Shares on the CSE on July 6, 2022 was C$16.68 per share and on the OTCQX Best Market on July 6, 2022 was $12.89 per share.

Investing in our Subordinate Voting Shares involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 7, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholders may, from time to time, sell the shares in one or more offerings as described in this prospectus. When the Selling Shareholders offer and sell the shares, we or the Selling Shareholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated By Reference.”

Neither we nor the Selling Shareholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of the date of such prospectus, regardless of its time of delivery or any sale of Subordinate Voting Shares. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Shareholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

We have not done anything that would permit a public offering of the Subordinate Voting Shares or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of Subordinate Voting Shares and the distribution of this prospectus outside of the United States.

It is important for you to read and consider all of the information contained in this prospectus in making your investment decision. To understand the offering fully and for a more complete description of the offering, you should read this entire document carefully.

Unless the context otherwise requires, the terms “Trulieve,” “we,” “us” and “our” in this prospectus refer to Trulieve Cannabis Corp. and its subsidiaries, and “this offering” refers to the offering contemplated by this prospectus.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Subordinate Voting Shares. You should read the following summary together with the more detailed information appearing in this prospectus, including our financial statements and related notes, and the information set forth under the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before making an investment decision. Unless the context otherwise requires, the terms “Trulieve,” “our company,” “the Company,” “we,” “us” and “our” in this prospectus refer to Trulieve Cannabis Corp. and its subsidiaries.

Overview

Trulieve is a vertically integrated cannabis company and multi-state operator which currently holds licenses to operate in ten states and has received notice of intent to award a license in an eleventh state. Headquartered in Quincy, Florida, we are the market leader for quality medical cannabis products and services in Florida and we have market leading retail operations in Arizona and Pennsylvania. By providing innovative, high-quality products across our brand portfolio, we aim to be the brand of choice for medical and adult-use customers in all of the markets that we serve. We operate in highly regulated markets that require expertise in cultivation, manufacturing, retail and logistics. We have developed proficiencies in each of these functions and are committed to expanding access to high quality cannabis products and delivering exceptional customer experiences.

All of the states in which we operate have adopted legislation to permit the use of cannabis products for medicinal purposes to treat specific conditions and diseases, which we refer to as medical cannabis. Recreational marijuana, or adult-use cannabis, is legal marijuana sold in licensed dispensaries to adults ages 21 and older. Thus far, of the states in which we operate, Arizona, California, Colorado, Connecticut, Massachusetts, and Nevada have adopted legislation permitting the commercialization of adult-use cannabis products. Trulieve operates its business through its directly and indirectly owned subsidiaries that hold licenses and have entered managed service agreements in the states in which they operate. As of May 5, 2022, we operated 165 dispensaries, with 115 dispensaries in Florida, 19 affiliated dispensaries in Pennsylvania, 17 dispensaries in Arizona, five dispensaries in California, three dispensaries in Maryland, three dispensaries in Massachusetts, two dispensaries in West Virginia and one dispensary in Connecticut, and we operated cultivation and processing facilities in Arizona, Colorado, Florida, Maryland, Massachusetts, Nevada, Pennsylvania, and West Virginia. As of May 5, 2022, we employed over 9,000 people and we are committed to providing patients and adult consumers, which we refer to herein as “customers,” a consistent and welcoming retail experience across Trulieve branded stores and affiliated retail locations.

Our business and operations center around the Trulieve brand philosophy of “Customers First” which permeates our culture beginning with high- quality and efficient cultivation and manufacturing practices, focus on the consumer experience at Trulieve branded and affiliated retail locations, at our in-house call center and where available at customer residences through a robust home delivery program. Our investments in vertically integrated operations in several of our markets afford us ownership of the entire supply chain which mitigates third-party risks and allows us to completely control product quality and brand experience. We believe that this is contributive to high customer retention and brand loyalty. We successfully operate our core business functions of cultivation, production and distribution at scale, and are skilled at rapidly increasing capacity without any interruption to existing operations.

Trulieve has identified five regional geographic hubs in the U.S. and has established cannabis operations in three of the five hubs: Southeast, Northeast, and Southwest. In each of our three regional hubs we have market leading positions in cornerstone states and additional operations and assets in other state markets. Our hubs are managed by national and regional management teams supported by our corporate headquarters in Florida.

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Southeast Hub

Our southeast hub operations are anchored by our cornerstone market of Florida. Trulieve was the first licensed operator in the medical market in Florida with initial sales in 2016. Publicly available reports filed with the Florida Office of Medical Marijuana Use show Trulieve has the most dispensing locations and the greatest dispensing volume across product categories out of all licensed medical marijuana businesses in the state as of December 31, 2021. Trulieve cultivates and produces all of its products in-house and distributes those products to customers in Trulieve branded stores (dispensaries) throughout Florida, as well as via home delivery.

In accordance with Florida law, Trulieve grows all of its cannabis in secure enclosed indoor facilities and greenhouse structures. In furtherance of our customer-first focus, we have developed a suite of Trulieve branded products, including flower, edibles, vaporizer cartridges, concentrates, topicals, capsules, tinctures, dissolvable powders, and nasal sprays. This wide variety of products gives customers the ability to select the product that consistently delivers the desired effect and in their preferred method of delivery. These products are delivered to customers statewide in Trulieve-branded retail stores and by home delivery.

In Georgia, Trulieve received a Notice of Intent to award a Class 1 Production License from the Georgia Access to Medical Cannabis Commission in July 2021. The Notice of Intent to award is a notice of the Georgia Access to Medical Cannabis Commission’s expected contract award to Trulieve GA pending resolution of a protest process. If the contract is awarded, Trulieve GA will hold one of two Class 1 Production Licenses in the state and will be permitted to cultivate cannabis for the manufacture of low tetrahydrocannabinol (“THC”) oil.

Northeast Hub

Our northeast hub operations are anchored by our cornerstone market of Pennsylvania.

We conduct cultivation, processing, and retail operations through its direct and indirect subsidiaries with permits for retail operations and grower/processor operations in Pennsylvania. These subsidiaries operate cultivation and processing facilities in McKeesport, Reading, and Carmichael, Pennsylvania to support our affiliated network of retail dispensaries and wholesale distribution network across the state.

In Maryland, operate three medical dispensaries and conducts wholesale sales supported by cultivation and processing in Hancock, Maryland.

We operate three retail dispensaries in Massachusetts, serving medical patients and adult use customers in Northampton and adult use customers in Worcester and Framingham. Our retail operations are supported by cultivation and manufacturing operations in Holyoke. We commenced wholesale sales in September 2021. Trulieve was the first to offer sales of clones supporting home grow for residents in the Massachusetts market in August 2021.

We operate a medical cannabis dispensary located in Bristol, Connecticut. Under Connecticut’s adult-use cannabis legislation, which was enacted July 1, 2021, Trulieve can seek regulatory approval to expand sales at this dispensary to include adult use sales.

We operate two medical dispensaries in Morgantown and Weston, West Virginia, supported by cultivation and processing operations in Huntington, West Virginia. Trulieve has been awarded and has acquired permits to operate up to a total of ten dispensaries in West Virginia.

Southwest Hub

Our southwest hub operations are anchored by our cornerstone market of Arizona. In Arizona, Trulieve holds a market-leading position, offering medical and adult use customers a wide range of branded and third-party products, including brand partner products, as well as offering wholesale across the state. We also serve medical and adult use customers in California. Trulieve conducts wholesale operations in Nevada and Colorado, serving the medical and adult use markets in each state.

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Cultivation and Processing Capacity

Trulieve produces high quality cannabis flower for direct consumption and uses a variety of processes to transform this high-quality biomass into the extensive portfolio of products sold in our stores and in our wholesale channels. Our prominence in our cornerstone market of Florida demonstrates the quality and affordability of the product we produce at scale. With a focus on replicable, scalable operations, we have detailed design standards, standard operating procedures, and training protocols that are employed across cultivation sites to achieve a high level of consistency and quality.

In our cornerstone market of Florida, Trulieve cultivates, processes, and manufactures all cannabis products sold in our Florida dispensaries. In other markets including Arizona, Maryland, Massachusetts, Pennsylvania, and West Virginia, we have achieved varying percentages of vertical integration with cultivation and processing operations to support our retail and wholesale businesses. Trulieve invests in a large number of in-house quality personnel as well as testing laboratories, both of which allow us to control quality in all aspects of our business while operating at scale.

We utilize various extraction techniques including super critical ethanol extraction, carbon dioxide extraction, hydrocarbon extraction, and mechanical separation. We have invested in light hydrocarbon extraction processes, allowing for concentrates that preserve the natural ratios of cannabinoids, terpenes, and other target compounds to better replicate the flower experience. Light hydrocarbon extraction also offers the benefit of greater extraction yields in many cases. In addition, we own CO2 extraction, distillation, purification and manufacturing technology used to produce a line of cannabis topicals and vapes featuring cannabinoids as well as a hemp-derived product line sold in Colorado.

Marketing and Community Outreach

Trulieve’s marketing strategies are developed to maximize the unique opportunities of the markets in which we operate.

In medical markets, our marketing efforts are centered around education and outreach for physicians and medical patients. Our educational materials are designed to help physicians understand cannabinoid science, the high standards pursuant to which our plants are cultivated, the processes required for regulatory compliance, and how our products provide relief for their patients. Our dedicated physician education team delivers in-person outreach to hundreds of physicians each month as well as immediate phone support through a dedicated physician education team in our call center. Patients primarily learn about us through their physicians, patient-centric community events, and digital marketing. We participate in dozens of outreach and community events on a monthly basis. An engaged audience is captured through our digital content marketing and via multiple popular social media platforms.

In adult use markets, our marketing efforts drive awareness of the Trulieve brand as well as our branded product portfolio directly to the end customer. Our marketing towards customers who are more familiar with cannabis products requires different strategies that inspire, tap into relevant cultural moments in their lives, build community as well as educate on our products’ uniqueness versus our competitors.

A core element of our strategy centers around the distribution of branded products through our retail locations and wholesale channels. We strive to set a high standard for excellence and deliver excellent customer experiences in our retail locations. We have developed and acquired a portfolio of our own branded retail products that we cultivate, manufacture and distribute in our regional hubs. Trulieve brands include premium tier brands Avenue, Cultivar Collection, and Muse; mid-tier brands Modern Flower, Alchemy, Momenta, and Sweet Talk, and value tier brands Co2lors, Loveli, and Roll One. We have a dedicated research and development team focused on product development and technological innovation. Our R&D team evaluates new technologies and performs rigorous testing prior to recommending new products for introduction into production. The team monitors developments in the fast-paced cannabis industry and adjacent industries to help us remain competitive.

We have also developed relationships with brand partners that allow for the sale of partner branded products in select markets and retail locations. Brand partnerships include arrangements with Bellamy Brothers, Bhang, Binske, Black Tuna, Blue River, Connected, El Blunto, Love’s Oven, Moxie, SLANG, and Sunshine Cannabis.

It is our goal to generate brand loyalty by providing customers with industry-leading branded products and superior service in an appealing, approachable setting. We accomplish this goal through several key strategies: training; branded store experiences; brand awareness; multiple channels of distribution; our loyalty program; and 360 brand activation that builds community across platforms.

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Customer experience is an area of significant focus for Trulieve. We employ and continuously improve numerous training programs and methods to provide our front-line workers with the resources and information they need to provide customers with an excellent experience across all Trulieve locations. We offer specialized management training so there is daily reinforcement of customer experience best practices.

As part of our customer centric approach, in select markets we offer various purchase options, including phone ordering, online ordering, home delivery, and in store.

Our Truliever loyalty program provides customers the ability to earn points for dollars spent and receive discounts when their points exceed specified thresholds. Trulievers are also the first to be informed about special discounts or limited product releases and they are invited to exclusive promotions and events. We understand each consumer has unique communication preferences and capabilities. As such, we engage with customers and physicians through a variety of methods including email, text, social media and online chat. In all markets, we engage with various communities who may benefit, such as veterans, seniors, organizations that serve qualifying populations, and various health and wellness groups. Search engine optimization of our website also captures potential customers researching the benefits of medical marijuana, which offers another pathway to informative materials about therapeutic uses of cannabis, our products and how to legally access them.

Key Business Objectives

Trulieve will continue to focus on achieving our vision and mission to be a leading customer-focused cannabis brand in the U.S., with depth in select markets with favorable attributes relative to our strategic vision. We aim to provide the highest level of cannabis products and customer experience through authentic and reciprocal relationships.

Our strategic priorities include the following:

(1)	Developing exceptional customer experiences and building brand loyalty through elevated retail experiences, high quality cannabis products, and customer-first approach;

(2)	Continuing to execute on our hub strategy by:

a.	Building additional scale and depth in our cornerstone markets of Arizona, Florida, and Pennsylvania;

b.	Expanding operations as appropriate in new and existing markets; and

c.	Pursuing organic license awards and strategic acquisition opportunities;

(3)	Distributing branded products through branded retail locations and wholesale network by:

a.	Expanding distribution of branded products through branded retail locations;

b.	Converting acquired, affiliated, and/or operated retail locations to Trulieve branded retail; and

c.	Developing and expanding wholesale channels with initial emphasis on Arizona, Massachusetts, Maryland, and Pennsylvania markets;

(4)	Innovating across product and consumer categories with a continued focus on meeting patient and customer needs;

(5)	Investing in infrastructure and support for future growth; and

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(6)	Focusing on profitable growth and prudent capital allocation.

Implications of Being an Emerging Growth Company

Our principal executive offices are located at 6749 Ben Bostic Road, Quincy, Florida, 32351 and our telephone number is (850) 480-7955. We maintain a website at http://www.trulieve.com. The information contained on, or accessible through, our website is not part of this prospectus. Our periodic and current reports are available, free of charge, after the material is electronically filed with, or furnished to, the Canadian securities regulators on SEDAR, at www.sedar.com. We have filed with the SEC registration statements on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the Subordinate Voting Shares to be sold in this offering. For further information about us and our Subordinate Voting Shares, you may refer to the registration statement. You may read, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC on the internet website maintained by the SEC at http://www.sec.gov.

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

(1)

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

(2)	an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;

(3)	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

(4)	exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and

(5)

an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

We expect to take advantage of some or all of the reduced reporting and other requirements that will be available to us as long as we qualify as an emerging growth company. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions, if we:

•	have $1.07 billion or more in annual revenue in a fiscal year;

•	issue more than $1.0 billion of non-convertible debt during any three-year period; or

•

become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur as of the end of our fiscal year where: (i) we have filed at least one annual report pursuant to the Exchange Act; (ii) we have been a company reporting with the Securities and Exchange Commission (the “SEC”) for at least 12 months; and (iii) the market value of shares of our Subordinate Voting Shares that are held by non-affiliates equals or exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter.

We expect to cease to be an emerging growth company in the 2022 calendar year by December 31, 2022, and to be required to comply with certain heightened reporting requirements commencing in 2023. Fulfilling our obligations incident to being a public company, including compliance with the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

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RISK FACTORS

Investing in our Subordinate Voting Shares involves a high degree of risk. You should carefully consider and evaluate the risk factors included in our most recent Annual Report on Form 10-K, as may be updated by our subsequent filings under the Exchange Act that are incorporated by reference into this prospectus, including Quarterly Reports on Form 10-Q, together with the risk factors and other information contained in or incorporated by reference into any applicable prospectus supplement, before making an investment decision. The occurrence of any of these risks and uncertainties could harm our business, financial condition or results of operations. As a result, the trading price of our Subordinate Voting Shares could decline and you could lose all or part of your investment.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contains and incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of the “forward-looking” statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the SEC, all as may be amended from time to time. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and any prospectus supplement and in the documents incorporated by reference herein.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of the date they are made and are based on information currently available and on the then-current expectations of the party making the statement and assumptions concerning future events, which are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties related to: the illegality of cannabis under federal law; the uncertainty regarding the regulation of cannabis in the U.S.; the effect of constraints on marketing our products; the risks related to the newness of the cannabis industry; the effect of risks due to industry immaturity; the risk we may not be able to grow our product offerings and dispensary services; the effect of risks related to material acquisitions, investments, dispositions and other strategic transactions; the effect of risks related to growth management; the effect of restricted access to banking and other financial services by cannabis businesses and their clients; our ability to comply with potential future FDA regulations; the effect of restrictions under U.S. border entry laws; the effect of heightened scrutiny that we may face in the U.S. and Canada and the effect it could have to further limit the market of our securities for holders in the U.S.; our expectation that we will incur significant ongoing costs and obligations related to our infrastructure, growth, regulatory compliance and operations; the effect of a limited market for our securities for holders in the U.S.; the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 pandemic; our ability to locate and obtain the rights to operate at preferred locations; the effect of unfavorable tax treatment for cannabis businesses; the effect of taxation on our business in the U.S. and Canada; the effect of the lack of bankruptcy protections for cannabis businesses; the effect of risks related to being a holding company; our ability to enforce our contracts; the effect of intense competition in the cannabis industry; our ability to obtain cannabis licenses or to maintain such licenses; the risks our subsidiaries may not be able to obtain their required licenses; our ability to accurately forecast operating results and plan our operations; the effect of agricultural and environmental risks; our ability to adequately protect our intellectual property; the effect of risks of civil asset forfeiture of our property; the effect of risks related to ineffective internal controls over financial reporting; the effect of risks related to a known material weakness in our internal control over financial reporting; our dependency on key personnel; the risks of a greater likelihood of an IRS audit of cannabis-related businesses; the effect of product liability claims; the effect of unfavorable publicity or consumer perception; the effect of product recalls; potential criminal prosecution or civil liabilities under RICO; the effect of security risks related to our products and our information technology systems; the effect of risks related to misconduct by our service providers and business partners; the effect of risks related to labor union activity; the effect of risks related to our products; the effect of risks related to our significant indebtedness; our ability to obtain adequate insurance coverage; the effect of risks related to key utility services on which we rely; the possibility of no positive return on our securities; the effect of additional issuances of our securities in the future; the effect of sales of substantial amounts of our shares in the public market; volatility of the market price and liquidity risks on our shares; the lack of sufficient liquidity in the markets for our shares; the increased costs as a result of being a U.S. reporting company; the effect of being an “emerging growth company.”

The forward-looking statements contained herein are based on certain key expectations and assumptions, including, but not limited to, with respect to expectations and assumptions concerning: (i) receipt and/or maintenance of required licenses and third party consents; and (ii) the success of our operations, are based on estimates prepared by us using data from publicly available governmental sources, as well as from market research and industry analysis, and on assumptions based on data and knowledge of this industry that we believe to be reasonable. However, although

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generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While we are not aware of any misstatement regarding any industry or government data presented herein, the current marijuana industry involves risks and uncertainties and are subject to change based on various factors. Although we believe that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because no assurance can be given that they will prove to be correct. Since forward-looking statements address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, the risks described above and other factors beyond our control, as more particularly described under the headings “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and contained in or incorporated by reference into any prospectus supplement and other matters described herein generally.

Consequently, all forward-looking statements made in this prospectus and any prospectus supplement are qualified by such cautionary statements and there can be no assurance that the anticipated results or developments will actually be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this prospectus and any prospectus supplement should be considered in connection with any subsequent written or oral forward-looking statements that we and/or persons acting on our behalf may issue. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

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USE OF PROCEEDS

All of the shares of our Subordinate Voting Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Articles of Trulieve Cannabis Corp. (“Articles of Incorporation”). We encourage you to read this document and the applicable portion and our Articles of Incorporation carefully and in their entirety because they describe your rights as a holder of shares of our Subordinate Voting Shares.

We are authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares. All of our outstanding Super Voting Shares automatically converted into Multiple Voting Shares on March 21, 2021 and, following that conversion, we may not issue additional Super Voting Shares. The outstanding capital stock as of May 5, 2022 consists of: (i) 135,001,544 Subordinate Voting Shares and (ii) 49,217,899 Multiple Voting Shares. In addition, as of May 5, 2022, there were outstanding warrants to purchase an aggregate of 3,637,676 Subordinate Voting Shares and outstanding options to purchase an aggregate of 3,052,547 Subordinate Voting Shares. The following summary description of our capital shares is based on the provisions of our Articles. This information is qualified entirely by reference to the applicable provisions of our Articles. For information on how to obtain copies of our Notice of Articles and Articles, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Subordinate Voting Shares

Voting Rights. Holders of the Subordinate Voting Shares are entitled to notice of and to attend any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.

Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, we may not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Subordinate Voting Shares. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Subordinate Voting Shares consist of the following special rights and restrictions included in Article 27 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Subordinate Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Subdivision or Consolidation.

Dividends. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors, dividends in cash or our property. No dividend will be declared or paid on the Subordinate Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares.

Liquidation, Dissolution or Winding-Up. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of Subordinate Voting Shares are, subject to the prior rights of the holders of any shares ranking in priority to the Subordinate Voting Shares, entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Rights to Subscribe; Pre-Emptive Rights. Holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.

Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

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Multiple Voting Shares

Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend at any meeting of our shareholders, except a meeting of which only holders of another particular class or series of shares have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted (100 votes per Multiple Voting Share based on the current conversion ratio).

Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, we may not, without the consent of the holders of the Multiple Voting Shares by separate special resolution, prejudice or interfere with any special right attached to the Multiple Voting Shares. In connection with the exercise of the voting rights relating to any proposed alteration of rights, each holder of Multiple Voting Shares has one vote in respect of each Multiple Voting Share held. A special resolution means either (a) a resolution approved by two-thirds of the votes cast on the resolution at a properly called meeting of the shareholders, or (b) a resolution approved in writing by all of the shareholders holding shares that carry the right to vote on the matter at a shareholders meeting. Special rights and restrictions of the Multiple Voting Shares consist of the following special rights and restrictions included in Article 29 of the Articles and summarized herein: (i) Voting, (ii) Alteration to Rights of Multiple Voting Shares, (iii) Dividends, (iv) Liquidation, Dissolution or Winding-Up, (v) Rights to Subscribe; Pre-Emptive Rights and (vi) Conversion.

Dividends. Holders of Multiple Voting Shares have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the conversion ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend may be declared or paid on the Multiple Voting Shares unless we simultaneously declare or pay, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of Trulieve, whether voluntary or involuntary, or in the event of any other distribution of our assets among our shareholders for the purpose of winding up our affairs, holders of Multiple Voting Shares, subject to the prior rights of the holders of any shares ranking in priority to the Multiple Voting Shares, are entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis) and Subordinate Voting Shares.

Rights to Subscribe; Pre-Emptive Rights. Holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities now or in the future.

Conversion. Subject to the conversion restrictions described below, holders of Multiple Voting Shares Holders have the following conversion rights:

•

Right to Convert. Each Multiple Voting Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the conversion ratio applicable to such share in effect on the date the Multiple Voting Share is surrendered for conversion. The initial “conversion ratio” for Multiple Voting Shares is 100 Subordinate Voting Shares for each Multiple Voting Share, subject to adjustment as described below.

•

Conversion Limitations. The Company is to use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act). Accordingly, the Company shall not affect any conversion of Multiple Voting Shares, and holders of Multiple Voting Shares may not convert any portion of the Multiple Voting Shares to the extent that after giving effect to all permitted issuances after such conversions of Multiple Voting Shares, the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents would exceed 40% (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding after giving

12

effect to such conversions (the “FPI Protective Restriction”); provided the board of directors may, by resolution, increase the 40% Threshold to an amount not to exceed 50%. We previously ceased to qualify as a foreign private issuer when the aggregate number of Subordinate Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by U.S. Residents exceeded 50% of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding. Because the 40% Threshold has been exceeded and the Company ceased to qualify as a foreign private issuer, the Company’s board of directors adopted a resolution in June 2020 permitting Multiple Voting Shares to convert into Subordinate Voting Shares at the election of each holder of Multiple Voting Shares.

•

Mandatory Conversion. We may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable conversion ratio if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares):

a.

the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended;

b.	the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; and

c.

the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the CSE or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).

Because we are not registering for resale the Subordinate Voting Shares issuable upon conversion of all of the Multiple Voting Shares, we do not currently plan to require each holder of Multiple Voting Shares to convert their Multiple Voting Shares into Subordinate Voting Shares. Following any mandatory conversion of the Multiple Voting Shares, there will be a substantial increase in the number of outstanding Subordinate Voting Shares, which will result in dilution to existing holders of our Subordinate Voting Shares.

•

Anti-Dilution. The Multiple Voting Shares are subject to standard anti-dilution adjustments in the event the Company declares a distribution to holders of Subordinate Voting Shares, effects a recapitalization of the Subordinate Voting Shares, issues Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares, or subdivides or consolidates the outstanding Subordinate Voting Shares. In the event such an anti-dilution adjustment occurs, it shall be effected by adjusting the conversion ratio applicable to the Multiple Voting Shares at such time. As a result, holders of Multiple Voting Shares shall be entitled to (i) a proportionate share of any distribution as though they were holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for determination of the holders of Subordinate Voting Shares entitled to receive such distribution and (ii) receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled in connection with a recapitalization or stock split.

•

No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any share or shares of Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share.

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Super Voting Shares

We have no Super Voting Shares outstanding. All of our outstanding Super Voting Shares automatically converted into Multiple Voting Shares on March 21, 2021 and, following that conversion, we may not issue additional Super Voting Shares.

Note Warrants

We issued warrants to purchase an aggregate of 1,470,000 Subordinate Voting Shares (the “June Warrants”) on June 18, 2019 and warrants to purchase an aggregate of 1,560,000 Subordinate Voting Shares (the “November Warrants,” and together with the June Warrants, the “Note Warrants”) on November 7, 2019. The November Warrants form of single class with, trade under the same CUSIP number as, and have the same terms as the June Warrants. The Note Warrants are governed by a warrant indenture dated June 18, 2019, as supplemented pursuant to a supplement dated November 7, 2019 (the “Warrant Indenture”) between us and Odyssey Trust Company (the “Warrant Agent”) as warrant agent thereunder. Each Note Warrant entitles the holder thereof to purchase one Subordinate Voting Share (“Warrant Share”) at an exercise price of $13.47 per share at any time prior to 5:00 p.m. (Vancouver time) on June 18, 2022, subject to adjustment in certain events.

The Warrant Indenture provides that the share ratio and exercise price of the Note Warrants will be subject to adjustment in the event of a subdivision or consolidation of the Subordinate Voting Shares. The Warrant Indenture also provides that if there is (a) a reclassification or change of the Subordinate Voting Shares, (b) any consolidation, amalgamation, arrangement or other business combination resulting in any reclassification, or change of the Subordinate Voting Shares into other shares, or (c) any sale, lease, exchange or transfer our assets as an entity or substantially as an entirety to another entity, then each Warrantholder which is thereafter exercised shall receive, in lieu of Subordinate Voting Shares, the kind and number or amount of other securities or property which such holder would have been entitled to receive as a result of such event if such holder had exercised the Note Warrants prior to the event. No adjustment in the exercise price or the number of Warrant Shares issuable upon the exercise of the Note Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of Warrant Shares issuable upon exercise by at least one one-hundredth of a Warrant Share, as the case may be.

No fractional Subordinate Voting Shares will be issuable upon the exercise of any Note Warrants, and no cash or other consideration will be paid in lieu of fractional shares. Warrantholders do not have any voting or pre-emptive rights or any other rights which a holder of Subordinate Voting Shares would have.

The Warrant Indenture provides that, from time to time, we may amend or supplement the Warrant Indenture for certain purposes, without the consent of the Warrantholders, including curing defects or inconsistencies or making any change that does not prejudice the rights of any holder. Any amendment or supplement to the Warrant Indenture that would prejudice the interests of the Warrantholders may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (i) passed at a meeting of the Warrantholder at which there are Warrantholders present in person or represented by proxy representing of at least 10% of the aggregate number of the then outstanding Note Warrants (unless such meeting is adjourned to a prescribed later date due to the lack of quorum) and passed by the affirmative vote of the Warrantholders (present in person or by proxy shall form a quorum) and passed by the affirmative vote of the Warrantholders representing not less than 66 2/3% of the aggregate number of all the then outstanding Note Warrants represented at the meeting and voted on the poll upon such resolution; or (ii) adopted by an instrument in writing signed by the Warrantholders representing not less than 66 2/3% of the aggregate number of all the then outstanding Note Warrants.

Listing

The Subordinate Voting Shares trade on the Canadian Securities Exchange under the symbol “TRUL” and trade on the OTCQX Best Market under the symbol “TCNNF,” respectively.

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Registration Rights

In connection with the closing of our acquisition of PurePenn on November 12, 2020, we entered into registration rights agreements with certain of our Selling Shareholders pursuant to which we agreed to register for resale the Subordinate Voting Shares issued to such Selling Shareholders at the closing of the acquisition. All of the Subordinate Voting Shares covered under the PurePenn agreements (other than any Subordinate Voting Shares issuable upon achievement of the earnouts, if any) have been included in this registration statement. We paid the expenses incurred in connection with the filing of this registration statement.

In connection with our acquisition of certain assets from each of Patient Centric of Martha’s Vineyard Ltd. (“PCMV”) and Nature’s Remedy of Massachusetts, Inc. (“Nature’s Remedy”) we agreed to register the Subordinate Voting Shares issued to PCMV and Nature’s Remedy at the closing of the acquisitions. We expect the file one or more resale registration statements to register the Subordinate Voting Shares to be issued to PCMV and Nature’s Remedy. In each case, we paid the expenses incurred in connection with the filing of this registration statement.

In connection with the closing of our acquisition of Anna Holdings LLC, which does business as Keystone Shops, on July 7, 2021, we entered into a registration rights agreement pursuant to which we agreed to register for resale the Subordinate Voting Shares issued to the sellers of Keystone Shops. We expect the file one or more resale registration statements to register the Subordinate Voting Shares issued to the sellers of Keystone Shops and we paid the expenses incurred in connection with the filing of this registration statement.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators (“CSA”) have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy,” and together with the NI 62-104, the “Bid Regime”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any Shareholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, or any other person acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

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Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

The transfer agent and registrar of the Company’s Subordinate Voting Shares is Odyssey Trust Company located at 835 - 409 Granville Street, Vancouver BC V6C 1T2, Canada.

Other Important Provisions in our Articles

The following is a summary of certain important provisions of our articles of incorporation. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to our articles. For further information, please refer to the full version of our articles which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes of the Company

Our articles do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles of incorporation on the business that we may carry on.

General Borrowing Power

Pursuant to our articles, our board of directors may: (i) borrow money in the manner and amount, on the security, from the sources, and on the terms and conditions that our directors consider appropriate; (ii) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of our company or any other person and at such discounts or premiums and on such other terms as our directors consider appropriate; (iii) guarantee the repayment of money by any other person or the performance of any other obligation by any other person; and (iv) mortgage, charge, whether by way of a specific or floating charge, rant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of our company.

Advance Notice Provisions

Pursuant to section 26.1 of our articles relating to the advance notice of nominations of directors (“Advance Notice Provisions”), shareholders seeking to nominate candidates for election as directors, other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the Business Corporations Act (British Columbia), must provide timely written notice to our Corporate Secretary. To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than 35 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder must be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board of directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The Advance Notice Provisions also prescribes the proper written form for a shareholder’s notice.

Share Rights

See the discussion in the section of this prospectus entitled “Description of Securities” for a summary of our authorized capital and the rights attached to our super voting shares, multiple voting shares and subordinate voting shares.

Quorum

Under our articles, the quorum for the transaction of business at a meeting of our board of directors is a majority of the number of directors or the minimum number of directors required by our articles of incorporation or by a resolution of the shareholders. Under our articles, the quorum for the transaction of business at a meeting of our shareholders is two persons who are, or who represent by proxy, shareholders entitled to vote at the meeting, who hold in the aggregate, at least 5% of our issued shares entitled to vote at such meeting.

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Impediments to Change of Control

Our articles of incorporation do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Ownership and Exchange Controls

Limitations on the ability to acquire and hold our shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (the “Commissioner”). Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in our company, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX

CONSIDERATIONS

In general, if you are a U.S. Holder or Non-U.S. Holder of Warrants, Subordinate Voting Shares, Multiple Voting shares or Super Voting Shares, the tax consequences of holding and disposing of such securities should be the same as described above under the primary prospectus “Certain U.S. Federal Income Tax Considerations.”

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SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders of up to 70,710,599 Subordinate Voting Shares, which were registered by us pursuant to a Registration Statement on Form S-1 (Registration No. 333-252052) (the “2021 Registration Statement”), and 1,577,600 Subordinate Voting Shares, which were registered by us pursuant to a Registration Statement on Form S-1 (Registration No. 333-262299) (the “2022 Registration Statement,” and together with the 2021 Registration Statement, the “Registration Statements”). The Selling Shareholders may from time to time offer and sell any or all of the Subordinate Voting Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other successors-in-interest who later come to hold any of the Selling Shareholders’ interest in the Subordinate Voting Shares other than through a public sale.

The following table sets forth, based on information currently known by us as of May 5, 2022, (i) the number of Subordinate Voting Shares held of record or beneficially by the Selling Shareholders as of such date (as determined below), (ii) the number of Subordinate Voting Shares that may be offered under this prospectus by the Selling Shareholders and (iii) any material relationships the Selling Shareholders may have had with us within the past three years. The beneficial ownership of the Subordinate Voting Shares set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the Selling Shareholders have sole or shared voting power or investment power and also any shares which each Selling Shareholder, respectively, has the right to acquire within 60 days of May 5, 2022 through the exercise of any stock option, warrant or other rights. The applicable percentage ownership for each Selling Shareholder listed below is based upon 135,001,544 Subordinate Voting Shares outstanding as of May 5, 2022.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Subordinate Voting Shares. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Subordinate Voting Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. A Selling Shareholder may sell all, some or none of such shares in this offering. See “Plan of Distribution.”

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2021 Registration Statement

Name of Selling Shareholder(1)	Subordinate Voting Shares Owned Before the Offering(2)	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering	Percent of Subordinate Voting Shares to be Owned by the Selling Shareholder after the Offering
Kim Rivers(3)	17,280,506	16,973,401	307,105	*
Thad Beshears(4)	14,460,634	14,415,000	45,634	*
George Hackney(5)	318,342	281,555	36,787	*
Michael O’Donnell(6)	4,380,343	4,343,556	36,787	*
Richard May(7)	720,515	674,881	45,634	*
Kyle Landrum(8)	100,692	8,668	92,024	*
Steven Ferrell(9)	21,911	8,668	13,243	*
Jason Pernell(10)	5,317,885	5,288,455	29,430	*
Telogia Pharm LLC	8,591,800	8,591,800	—	*
Shade Leaf Holding LLC(11)	8,000,100	8,000,100	—	*
MOD Ventures LLC	3,562,200	3,562,200	—	*
Traunch IV LLC(12)	986,700	986,700	—	*
Jason B Pernell TR KFP Irrevocable Trust DTD 03/02/2020(13)	2,263,500	2,263,500	—	*
Kathryn Field Pernell & Ty Roofner TR JBP 2020 Irrevocable Trust DTD 01/06/2020(14)	2,263,600	2,263,600	—	*
Frederick B May Family Irrevocable Trust 2018(15)	976,400	976,400	—	*
John B May Family Irrevocable Trust 2018(16)	920,700	920,700	—	*
George Hackney Jr.	966,366	966,366	—	*
F. Ashley May(17)	527,381	527,381	—	*
Elizabeth B. May(18)	181,216	181,216	—	*
Elizabeth S. May(19)	272,074	272,074	—	*
Frederick B. May(20)	232,162	232,162	—	*
John B. May Sr.(21)	303,131	303,131	—	*
Thomas Craig Kirkland(22)	4,278,355	4,278,355	—	*
The Beshears 2020 Trust DTD 07/07/2020(23)	7,500,000	7,500,000	—	*
The Michael J. O’Donnell Revocable Trust Dated November 4, 1992, as amended and restated	761,356	761,356	—	*
Patient Centric of Martha’s Vineyard Ltd.(24)	258,383	258,383	—	*
Nature’s Remedy of Massachusetts, Inc.(25)	237,881	237,881	—	*
Former Solevo Wellness Equityholders(26)	481,097	481,097	—	*
Former PurePenn Equityholders(27)	1,298,964	1,298,964	—	*
Telogia Pharm LLC Equityholders (28)	1,541,500	1,541,500	—	*
Shade Leaf Holding LLC Equityholders (29)	1,504,000	1,504,000	—	*

*	Less than 1%.
(1)

We do not know when or in what amounts the Selling Shareholders may offer Subordinate Voting Shares for sale. The Selling Shareholders may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Shareholders.

(2)

Subordinate Voting Shares are listed on an as-converted basis and also include Subordinate Voting Shares issuable upon exercise of outstanding options and warrants. Super Voting Shares convert into Multiple Voting Shares on a one-for-one basis and Multiple Voting Shares covert into Subordinate Voting Shares on a one-for-one hundred basis.

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(3)

Ms. Rivers is our Chief Executive Officer and Chair of our board of directors. (a) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account include 986,700 Subordinate Voting Shares held by Traunch IV LLC over which Ms. Rivers may be deemed to exercise voting and investment control (with respect to which shares Ms. Rivers disclaims beneficial ownership of except to the extent of her pecuniary interest therein). (b) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares Owned by the Selling Shareholder’s After the Offering (i) include 225,626 Subordinate Voting Shares subject to outstanding vested stock options; and (ii) exclude: (A) 14,000 Subordinate Voting Shares purchased by Ms. Rivers on May 24, 2022; (B) 117,260 Subordinate Voting Shares underlying outstanding unvested RSUs held by Ms. Rivers; (C) 340,754 Subordinate Voting Shares subject to outstanding unvested stock options; and (D) 2,285,178 Subordinate Voting Shares underlying outstanding vested restricted stock units (“RSUs”), held by Ms. Rivers that will be issued upon settlement within sixty (60) days of September 15, 2024 (which RSUs were granted to Ms. Rivers to replace the compensatory warrant to purchase 2,811,159 Subordinate Voting Shares previously issued to Ms. Rivers on September 21, 2018).

(4)

Mr. Beshears is a member of our board of directors. (a) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account includes 7,500,000 Subordinate Voting Shares held by The Beshears 2020 Trust DTD 07/07/2020 over which Mr. Beshears may be deemed to exercise voting and investment control. Mr. Beshears disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. (b) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares Owned by the Selling Shareholder’s After the Offering include 45,634 Subordinate Voting Shares subject to outstanding vested stock options.

(5)	Mr. Hackney is a former member of our board.
(6)

Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account includes 3,562,200 Subordinate Voting Shares held by MOD Ventures LLC and 761,356 Subordinate Voting Shares held by The Michael J. O’Donnell Revocable Trust Dated November 4, 1992, as amended and restated, over which Mr. O’Donnell may be deemed to exercise voting and investment control. Mr. O’Donnell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)

Mr. May is a member of our board of directors. (a) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account include 2,269 Multiple Voting Shares (794 shares of which are held by Mr. May directly and 1,475 are held through the Richard May 2020 Trust), which convert into Subordinate Voting Shares on a one for one hundred basis. The 2,269 Multiple Voting Shares held by Mr. May were previously held by Shade Leaf Holding LLC and registered under Registration Statement on Form S-1 (Registration No. 333-252052), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2021, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on March 23, 2021 and declared effective on March 29, 2021, Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on September 15, 2021 and declared effective on September 20, 2021, and Post-Effective Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on January 21, 2022 and declared effective. (b) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares Owned by the Selling Shareholder’s After the Offering include 45,634 Subordinate Voting Shares subject to outstanding vested stock options.

(8)

Mr. Landrum is our Chief Production Officer. Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares Owned by the Selling Shareholder’s After the Offering (i) exclude 1,250 Subordinate Voting Shares purchased by Mr. Landrum on May 24, 2022 and (ii) include 92,024 Subordinate Voting Shares subject to outstanding vested stock options.

(9)	Mr. Ferrell is our former Director, Human Resources.
(10)

Mr. Pernell is our Chief Information Officer. (a) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account includes: (i) 2,263,500 Subordinate Voting Shares held by Jason B Pernell TR KFP Irrevocable Trust DTD 03/02/2020; and (ii) 2,263,600 Subordinate Voting Shares held by Kathryn Field Pernell & Ty Roofner TR JBP 2020 Irrevocable Trust DTD 01/06/2020 over which Mr. Pernell may be deemed to exercise voting and investment control. Mr. Pernell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. (b) Subordinate Voting Shares Owned Before the Offering and Subordinate Voting Shares Owned by the Selling Shareholder’s After the Offering include 618,901 shares underlying outstanding vested RSUs, held by Mr. Pernell that will be issued upon settlement within sixty (60) days of September 15, 2024, which were granted Mr. Pernell to replace the compensatory warrant to purchase 761,356 Subordinate Voting Shares that was previously issued to Mr. Pernell on September 21, 2018.

(11)

Richard S. May, a member of our board directors, the John B. May Family Irrevocable Trust-2018 and the Fredrick B. May Family Irrevocable Trust-2018 are owners of Shade Leaf Holding LLC. Fountain A. May exercises voting and investment control over the securities held by Shade Leaf Holding LLC.

(12)

Each of Kim Rivers, our Chief Executive Officer and Chair of our board of directors and Thad Beshears, a member of our board or directors, are direct owners of Traunch IV LLC, and Richard May and George Hackney, each a current or former member and certain of Richard May’s family members are indirect owners of Traunch IV LLC through the entity Longleaf Holdings of North Florida LLC. Ms. Rivers exercises voting and investment control over the securities held by Traunch IV LLC.

(13)

Jason Pernell, our Chief Information Officer, is the trustee of the KFP Irrevocable Trust DTD 03/02/2020 and exercises voting and investment control over the securities held by KFP Irrevocable Trust DTD 03/02/2020.

(14)

Kathryn Field Pernell, the spouse of Jason Pernell, our Chief Information Officer, and Ty Roofner are trustees of the JBP 2020 Irrevocable Trust DTD 01/06/2020 and exercise voting and investment control over the securities held by JBP 2020 Irrevocable Trust DTD 01/06/2020.

(15)

Frederick B. May, the first cousin, once removed of Richard May, a member of our board of directors is the grantor of the Frederick B May Family Irrevocable Trust 2018. Carolyn May is the trustee of the Frederick B May Family Irrevocable Trust 2018 and exercises voting and investment control over the securities held by the Frederick B May Family Irrevocable Trust 2018.

(16)

John B. May, Sr. is the grantor of the John B May Family Irrevocable Trust 2018. Crystle J. May is the trustee of the John B May Family Irrevocable Trust 2018 and exercises voting and investment control over the securities held by John B May Family Irrevocable Trust 2018.

(17)	F. Ashley May is the brother of Richard May, a member of our board of directors.
(18)	Elizabeth B. May is the sister of Richard May, a member of our board of directors.
(19)	Elizabeth S. May is the mother of Richard May, a member of our board of directors.

21

(20)	Frederick B. May is the first cousin, once removed of Richard May, a member of our board of directors.
(21)	John B. May, Sr. is the uncle of Richard May, a member of our board of directors.
(22)

Thomas Craig Kirkland is our former Director of Research and Development. Mr. Kirkland also holds an indirect interest in certain real estate holding companies that lease property to us. Includes 761,355 Subordinate Voting Shares.

(23)

Thad Beshears, a member of our board of directors, is the grantor of The Beshears 2020 Trust DTD 07/07/2020 and William Jones exercises voting and investment control over the securities held by The Beshears 2020 Trust DTD 07/07/2020.

(24)	Geoffrey Rose exercises voting and investment control over the Subordinate Voting Shares held by Patient Centric of Martha’s Vineyard Ltd.
(25)

Robert C. Carr, Jr. and Michael Scott exercise voting and investment control over the Subordinate Voting Shares held by Nature’s Remedy of Massachusetts, Inc. (“NRMA”), except that NRMA has entered into a Voting Agreement with its affiliate, Valiant Enterprises, LLC (“Valiant”), pursuant to which NRMA has agreed that Valiant shall exercise voting and investment control over 118,940 of the Subordinate Voting Shares held of record by NRMA.

(26)

Each of the Selling Shareholders listed in the table below are former equityholders of Solevo Wellness that received Subordinate Voting Shares in connection with the sale of 100% of the membership interests of Solevo Wellness to us. None of the Former Solevo Wellness Equityholders has had a material relationship with us (or our predecessors or affiliates) in the past three years.

(27)

Each of the Selling Shareholders listed in the table below are former equityholders of PurePenn that received Subordinate Voting Shares in connection with the sale of 100% of the membership interests of PurePenn to us. None of the Former PurePenn Equityholders has had a material relationship with us (or our predecessors or affiliates) in the past three years.

Name of Former Solevo Wellness Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
Alexander J. Micklow	8,306	8,306	—
David Siegel	9,228	9,228	—
Douglas Ward Truter	11,535	11,535	—
ETodd Group, LLC	46,140	46,140	—
James Koll	2,307	2,307	—
Jordan Marks	9,228	9,228	—
Joshua Marks	9,228	9,228	—
Jude Giovengo & Donna Iannelli	16,149	16,149	—
Kaylen, LLC	46,716	46,716	—
Larry Loperfito	2,307	2,307	—
Laurel Investment Group LLC	46,140	46,140	—
Louis Gold	9,228	9,228	—
Lucy Cichon	37,373	37,373	—
Mark Cichon	9,343	9,343	—
Markham Magic LLC	46,140	46,140	—
Mary Jane Conley	9,228	9,228	—
Michael Ong	8,305	8,305	—
Mohan Patel	8,305	8,305	—
Nick Geanopulos	8,589	8,589	—
Patrick Gannon	1,253	1,253	—
Paul Tallarom	8,305	8,305	—
Robert Capretto	23,070	23,070	—
Rocco Levine	1,253	1,253	—
Rory Dean Vitale	16,149	16,149	—
Samuel Britz	6,874	6,874	—
Steven Labovitz	9,228	9,228	—
Tasso Liatis	8,305	8,305	—
The Martella Group LLC	46,716	46,716	—
Thomas Bradley	11,535	11,535	—
William Kesneck Jr	4,614	4,614	—

(28)

Each of George Hackney, a former member of our board of directors, and his children George Hackney, Jr., Richard M. Hackney, Carl Joseph Hackney, and William Hackney are owners of Telogia Pharm LLC. Joseph Hackney exercises voting and investment control over the securities held by Telogia Pharm LLC.

(29)	Each of the Selling Shareholders listed in the table below are equityholders of Shade Leaf Holding LLC and are related to Richard May, a member of our board.

Each of the Selling Shareholders listed in the table below are equityholders of Shade Leaf Holding LLC and are related to Richard May, a member of our board.

Name of Shade Leaf Holding LLC Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
Fredrick B. May	500	500	—
The MMR 2021 Trust	60,400	60,400	—
The CMR 2021 Trust	60,400	60,400	—
The JFM 2021 Trust	60,400	60,400	—
Frederick B May Family Irrevocable Trust 2018	423,300	423,300	—
John B. May	500	500	—
SMR 2021 Trust	102,600	102,600	—
JBM 2021 Trust	102,600	102,600	—
John B May Family Irrevocable Trust 2018	399,300	399,300	—
Richard May	79,400	79,400	—
The Richard May 2020 Trust	147,500	147,500	—
F. Ashley May	79,400	79,400	—
The Ashley May 2020 Trust	147,500	147,500	—
Elizabeth S May	90,800	90,800	—
Elizabeth B May	60,500	60,500	—

22

Name of Former PurePenn Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
Amy Weiss	58,742	58,742	—
Duke Fu	3,969	3,969	—
GCP Holdings LLC	119,548	119,548	—
Global Investments, LLC	61,917	61,917	—
Michael A. Tulimero	2,064	2,064	—
MXY Holdings LLC	136,377	136,377	—
Raymond E. Boyer	58,742	58,742	—
Stanley M. Marks	117,484	117,484	—
YOI Investment LLC	176,226	176,226	—
ZESSAS Holdings, LLC	58,742	58,742	—
Gabriel A. Perlow	27,782	27,782	—
Raymond E. Boyer	27,782	27,782	—
Eastham LLC	5,052	5,052	—
Stanley M. Marks	10,103	10,103	—
Zessas Holdings, LLC	5,052	5,052	—
Adam Perlow	4,041	4,041	—
La Capilla, LLC	26,520	26,520	—
Anthony Sevy	505	505	—
YOI Investments LLC	15,155	15,155	—
Jacqueline Perlow	1,010	1,010	—
William Rudolph	5,052	5,052	—
Joshua Mayo	10,103	10,103	—
Michael Tulimero	5,052	5,052	—
MXY Equipment Holdings, LLC	149,776	149,776	—
Rodney W. Fink	2,526	2,526	—
Minarik Trust, dated 8/31/93	2,526	2,526	—
Richard A Lear and MaryCatherine E. Lear	2,526	2,526	—
OP Investments, LLC	1,263	1,263	—
Sheri Letwin	1,684	1,684	—
Debra A. Honkus	5,052	5,052	—
Jason Honkus	2,526	2,526	—
Edward A. Perlow Testamentary Trust	12,629	12,629	—
EPK Associates LP	3,789	3,789	—
Timothy & Michaeline Megahan	2,526	2,526	—
Stephen Ross Green and Maureen Lally-Green	2,526	2,526	—
Double YOI Investment, LLC	75,772	75,772	—
Championship Investors, LLC	50,094	50,094	—
Lester & Barbara Parker	2,526	2,526	—
Herman Kahn and Jane R. Kahn	842	842	—
Fourteen Hundred Investors, Inc.	10,524	10,524	—
Christopher R. Hall	1,263	1,263	—
Marc & Kathy Lipsitz	2,526	2,526	—
William Rudolph	2,526	2,526	—
Janet I. Vidnovic	1,263	1,263	—
Estate of Robert I. Goldstein	842	842	—
Sunwest Trust FBO Herman Kahn ROTH IRA	1,684	1,684	—
GCP Holdings LLC	2,526	2,526	—
YOI Investments LLC	3,789	3,789	—
Zessas Holdings, LLC	1,263	1,263	—
Avita Holdings, LLC	2,526	2,526	—
BBJC, LLC	2,526	2,526	—
MXY Equipment Holdings, LLC	10,103	10,103	—

23

2022 Registration Statement

Name of Selling Shareholder(1)	Subordinate Voting Shares Owned Before the Offering(2)	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering	Percent of Subordinate Voting Shares to be Owned by the Selling Shareholder after the Offering
Patient Centric of Martha’s Vineyard Ltd. (3)	258,383	258,383	—	*
Sammartino Investments LLC(4)	237,881	237,881	—	*
Former Anna Holdings LLC (“Keystone Shops”) Equityholders(5)	1,009,336	1,009,336	—	*
Former Mountaineer Holding, LLC (“Mountaineer”) Equityholders(6)	60,342	60,342	—	*
Former Solevo West Virginia LLC Equityholders(7)	11,658	11,658	—	*

*	Less than 1%.
(1)

We do not know when or in what amounts the Selling Shareholders may offer Subordinate Voting Shares for sale. The Selling Shareholders may decide not to sell any or all of the shares offered by this prospectus. Because the Selling Shareholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the Selling Shareholders.

(2)

Subordinate Voting Shares are listed on an as-converted basis and also include Subordinate Voting Shares issuable upon exercise of outstanding options and warrants. Multiple Voting Shares covert into Subordinate Voting Shares on a one-for-one hundred basis.

(3)	Geoffrey Rose exercises voting and investment control over the Subordinate Voting Shares held by Patient Centric of Martha’s Vineyard Ltd.
(4)

Robert C. Carr, Jr., John Brady, Justin Lundberg, Michael Scott, and Danny Wadhwani, being all of the Managers of Sammartino Investments LLC, exercise voting and investment control over the Subordinate Voting Shares held by Sammartino Investments LLC.

(5)

Each of the Selling Shareholders listed in the table below are former equityholders of Keystone Shops that received Subordinate Voting Shares in connection with the sale of 100% of the membership interests of Keystone Shops to us. None of the Former Keystone Shops Equityholders has had a material relationship with us (or our predecessors or affiliates) in the past three years.

Name of Former Keystone Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
Diane Exline Van de Beek	498,612	498,612	—
George Joseph Badey III	249,306	249,306	—
Michael Joseph Badey	249,306	249,306	—
John Schelpert Francis	6,460	6,46	—
Connor James McCue	5,652	5,652	—

24

(6)

Each of the Selling Shareholders listed in the table below are former equityholders of Mountaineer that received Subordinate Voting Shares in connection with the sale of 100% of the membership interests of Mountaineer to us. None of the former Mountaineer equityholders has had a material relationship with us (or our predecessors or affiliates) in the past three years.

Name of Former Mountaineer Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
MedCann LLC	18,742	18,742	—
Haid Holdings, LLC	17,300	17,300	—
Rookwood Holdings, LLC	17,179	17,179	—
Michael Haid	2,319	2,319	—
John Haid	2,401	2,401	—
Scott Lauer	2,401	2,401	—

25

(7)

Each of the Selling Shareholders listed in the table below are former equityholders of Solevo West Virginia LLC that received Subordinate Voting Shares in connection with the sale of 100% of the membership interests of Solevo West Virginia LLC to us. None of the former Solevo West Virginia LLC equityholders has had a material relationship with us (or our predecessors or affiliates) in the past three years.

Name of Former Solevo West Virginia Equityholder	Subordinate Voting Shares Owned Before the Offering	Subordinate Voting Shares to be Offered for the Selling Shareholder’s Account	Subordinate Voting Shares Owned by the Selling Shareholder after the Offering
Natalie Aggarwal	571	571	—
Patrick Esposito	571	571	—
Gilbert Gabriel	571	571	—
John Gabriel	571	571	—
Paul Gabriel	571	571	—
Michael Green	571	571	—
Ken Juskowich	571	571	—
John Lynch	571	571	—
Robert Lynch	571	571	—
William Thomas McClellan	571	571	—
Thomas Bradley	142	142	—
Elizabeth Britz	57	57	—
Samuel Britz	151	151	—
Robert Capretto	284	284	—
Lucille Cichon	459	459	—
Mark J. Cichon	115	115	—
Lois Claycomb	57	57	—
Mary Jane Conley	113	113	—
Nick Geanopulos	118	118	—
ETodd Group, LLC	567	567	—
William Fritz	227	227	—
Jude Giovengo and Donna Iannelli	199	199	—
Steven Labovitz	113	113	—
Rocco Levine	24	24	—
Tasso J. Liartis	102	102	—
Larry D. Loperfito	28	28	—
Kaylen, LLC	574	574	—
William Resnick	57	57	—
James Koll	28	28	—
Patrick Gannon	23	23	—
Louis S. Gold	113	113	—
Markham Magic, LLC	567	567	—
Jordan Marks	113	113	—
Joshua S. Marks	113	113	—
Kathleen Martella-Zucco	191	191	—
Jacqueline Martella	191	191	—
Joseph Martella	191	191	—
Alexander J. Micklow	102	102	—
Mohan Patel	102	102	—
Michael Ong	102	102	—
David P. Siegal	113	113	—
Paul A. Talloram	102	102	—
Christopher Tresnicky	170	170	—
Douglas Truter	142	142	—
Rory Vitale	198	198	—

26

PLAN OF DISTRIBUTION

The Selling Shareholder and its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its Subordinate Voting Shares or interests in its Subordinate Voting Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	short sales;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Subordinate Voting Shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may in turn sell these shares.

Upon being notified in writing by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Subordinate Voting Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such Subordinate Voting Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by the Selling Shareholder that a donee or pledge intends to sell more than 500 Subordinate Voting Shares, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

27

The Selling Shareholder also may transfer Subordinate Voting Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Subordinate Voting Shares or interests in Subordinate Voting Shares, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Subordinate Voting Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell Subordinate Voting Shares short and deliver these securities to close out their short positions, or loan or pledge the Subordinate Voting Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

The Selling Shareholder may elect to make an in-kind distribution of Subordinate Voting Shares, on a pro rata basis or otherwise, to its members, general or limited partners pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Subordinate Voting Shares covered by this registration statement pursuant to such distribution.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as it may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Subordinate Voting Shares.

The aggregate proceeds to the Selling Shareholder from the sale of the Subordinate Voting Shares offered by it will be the purchase price of the Subordinate Voting Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Subordinate Voting Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

28

LEGAL MATTERS

The validity of the securities being offered hereby and certain legal matters in connection with this offering relating to Canadian law will be passed upon for us by DLA Piper (Canada) LLP. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by DLA Piper (US) LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Trulieve for the year ended December 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements appearing in Registration Statements for each of the years in the two-year period ended December 31, 2020, have been audited by MNP LLP, an independent registered public accounting firm.

29

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available by accessing our website at www.trulieve.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus, the applicable prospectus supplement or any applicable free writing prospectus or incorporated into any other filing that we submit to the SEC.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained as described in the previous paragraph.

30

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on and after the date of the initial filing of the registration statement of which this prospectus is a part prior to the effectiveness of the registration statement, (2) prior to the effectiveness of the registration statement of which this prospectus is a part, and (3) after the date of effectiveness of this prospectus until the offering of the underlying securities is terminated; provided, however, we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022;

•	our Quarterly Report on Form 10-Q for our quarter ended March 31, 2022, filed with the SEC on May 12, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 31, 2022 (except with respect to Item 7.01), April 5, 2022 and June 10, 2022; and

•

the description of our Subordinate Voting Shares contained in our Registration Statement on Form 8-A, registering our Subordinate Voting Shares under Section 12(b) under the Exchange Act, filed with the SEC on February 2, 2021.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Trulieve Cannabis Corp., 6749 Ben Bostic Road, Quincy, Florida 32351.

31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which will be paid by the registrants.

SEC registration fee	$	*
Listing fee		$225,500
Legal fees and expenses		*	*
Trustee and transfer agent fees		*	*
Accounting fees and expenses		*	*
Printing and engraving fees		*	*
Miscellaneous		*	*

Total	$	*	*

*

The payment of filing fees is deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, other than with respect to registration fees applicable to the resale of up to 72,288,199 subordinate voting shares to be sold by the Selling Shareholders pursuant to the resale prospectus.

**	Estimated expenses are not presently known. Estimated fees and expenses associated with future offerings will be provided in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under the Business Corporations Act (British Columbia) (the “BCBCA”) the registrant may indemnify a director or officer, a former director or officer, or an individual who acts or acted as a director or officer of an affiliate of the Registrant, or at the Registrant’s request as a director or officer (or in a similar capacity) of another corporation or other legal entity, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened, pending or completed, in which such individual or any of his or her heirs and personal or other legal representatives is or may be joined as a party, or is or may liable for in respect of a judgment, penalty or fine in, or expenses related to such legal proceeding or investigative action because of serving in such capacity, on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant or such other corporation or legal entity, and (ii) in the case of such a proceeding or investigative action other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may also indemnify a person described above in respect of all costs, charges and expenses, including legal and other fees, actually and reasonably incurred by such person in respect of such a legal proceeding or investigative action, providing such person complies with (i) and (ii) above. The Registrant may provide indemnification in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action, and may pay such costs, charges and expenses as they are incurred in advance of such final disposition, provided it obtains a written undertaking that such person will repay the amounts advanced if it is ultimately determined that the individual did not comply with (i) and (ii) above. Under the BCBCA, an individual described above is entitled to indemnification from the Registrant in respect of such costs, charges and expenses after the final disposition of such legal proceeding or investigative action as a matter of right if the individual has not been reimbursed for such costs, charges and expenses and is wholly successful in the outcome of such legal proceeding or investigative action, or is substantially successful on the merits thereof, providing such individual complies with (i) and (ii) above. On application of the Registrant or an individual described above, the Supreme Court of British Columbia may order the Registrant to indemnify a person described above in respect of any liability incurred by such person in respect of such a legal proceeding or investigative action, and to pay some or all of the expenses incurred by such individual in respect of such legal proceeding or investigative action.

In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant must indemnify a person named above, and such person’s heirs and legal personal representatives, against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action, whether current, threatened or completed, which such individual or any of his or her heirs and legal personal representatives is or may be joined as a party, or is or may be liable for in respect of a judgment, penalty or fine in, or costs, charges and expenses, including legal and other fees relating to such legal proceeding or investigative action, because of that person having been a director or officer of the Registrant, provided that (i) the individual acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of such a legal proceeding or investigative action other than a civil proceeding, the person had reasonable grounds for believing that his or her conduct was lawful.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Articles of the Registrant and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	Exhibits.

Exhibit No.	Description

1.1**	Form of Underwriting Agreement, relating to equity securities.

1.2**	Form of Underwriting Agreement, relating to debt securities.

3.1	Articles of Trulieve Cannabis Corp., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-252052))

4.1	Subordinate Voting Shares Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.2	Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and Kim Rivers (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.3	Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and George Hackney, Jr. (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.4	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and Craig Kirkland (incorporated by reference to Exhibit 4.4 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.5	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and the Jason B. Pernell Family Trust dated July 31, 2020 (incorporated by reference to Exhibit 4.5 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.6	Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve Cannabis Corp. and Michael J. O’Donnell as Trustee of the Michael J. O’Donnell Revocable Trust (incorporated by reference to Exhibit 4.6 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.7	Trust Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.7 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.8	Warrant Indenture, dated June 18, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.8 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.9	Supplemental Warrant Indenture, dated November 7, 2019, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.10	Supplemental Warrant Indenture, dated December 10, 2020, by and between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.10 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.11	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.11 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.12	Supplemental Trust Indenture, dated as of October 6, 2021, between Trulieve Cannabis Corp. and Odyssey Trust Company (incorporated by reference to Exhibit 4.12 to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2021 (File No. 000-56248))

4.13	Supplemental Warrant Indenture, dated as of October 1, 2021, between Trulieve Cannabis Corp., Harvest Health & Recreation, Inc. and Odyssey Trust Company (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.13 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.14	Replacement Purchase Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated October 1, 2021, issued by Trulieve Cannabis Corp. to Russon Holdings Limited (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.15	Form of Warrant to Purchase Subordinate Voting Shares of Harvest Health & Recreation Inc., dated May 10, 2019, issued to Purchasers of 7% Unsecured Convertible Debentures (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.16	Warrant dated April 23, 2020 issued by Harvest Health & Recreation, Inc. to Cumberland Property Leasing, LLC (assumed by Trulieve Cannabis Corp. in connection with Harvest acquisition) (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.17	Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Jason B. Pernell Family Trust, as the assignee of Jason Pernell (replaced the Amended and Restated Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated as of September 21, 2018, by and between Trulieve, Inc. and the Jason B. Pernell Family Trust dated July 31, 2020 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022))

4.18	Restricted Share Unit Award Agreement dated as of September 15, 2021 by and between Trulieve Cannabis Corp. and Kim Rivers (replaced the Warrant to Purchase Subordinate Voting Shares of Trulieve Cannabis Corp., dated September 21, 2018, by and between Trulieve, Inc. and Kim Rivers) (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-K for the year ended December 31, 2021 filed March 30, 2022)

4.19+	Form of Indenture

4.20**	Form of Debt Security

4.21**	Form of Depositary Agreement

4.22**	Form of Depositary Receipt

4.23**	Form of Warrant

4.24**	Form of Warrant Agreement

4.25**	Form of Rights Agreement

4.26**	Form of Unit Agreement

5.1+	Opinion of DLA Piper LLP (US)

5.2+	Opinion of DLA Piper (Canada) LLP

23.1+	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2+	Consent of DLA Piper (Canada) LLP (included in Exhibit 5.2)

23.3+	Consent of Marcum LLP

23.4+	Consent of MNP LLP

24.1	Power of Attorney (contained in the signature page of the Form S-3 Registration Statement filed with the Commission on July 7, 2022).

107+	Calculation of Filing Fee Table

+	Filed herein.
*	Management contract or compensatory plan or arrangement.
**

To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

ITEM 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on the 7th day of July, 2022.

TRULIEVE CANNABIS CORP.

By:	/s/ Kim Rivers
Name:	Kim Rivers
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Kim Rivers and Eric Powers as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date
/s/ Kim Rivers	Director, Chief Executive Officer	July 7, 2022
Kim Rivers	(Principal Executive Officer)

/s/ Alex D’Amico	Chief Financial Officer	July 7, 2022
Alex D’Amico	(Principal Financial Officer)

/s/ Rebecca Young	Chief Accounting Officer (Principal Accounting Officer)	July 7, 2022
Rebecca Young

/s/ Thad Beshears	Director	July 7, 2022
Thad Beshears

/s/ Peter Healy	Director	July 7, 2022
Peter Healy

/s/ Richard May	Director	July 7, 2022
Richard May

/s/ Thomas Millner	Director	July 7, 2022
Thomas Millner

/s/ Jane Morreau	Director	July 7, 2022
Jane Morreau

/s/ Gianella Alvarez	Director	July 7, 2022
Gianella Alvarez

/s/ Susan Thronson	Director	July 7, 2022
Susan Thronson